Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces Third Quarter 2015 Operating Results From Continuing Operations

Adjusted Net Income of $10.6 Million, or $0.10 per Fully Diluted Share;

Net Loss of ($266.5) Million, or ($3.52) per Fully Diluted Share

Adjusted EBITDA of $22.9 Million;
Retail Adjusted EBITDA of $29.3 Million

Assets Under Administration (“AUA”) of $224.8 Billion; up 6% from Prior Year1

9,476 Total Advisors at the End of the Third Quarter;

96.4% Annualized Advisor Retention2

254 Advisors Recruited in the Third Quarter Representing $23.6 Million in Gross Annualized GDC;

Net Annualized Recruited GDC of $6.7 Million

Board Elects R. Lawrence “Larry” Roth as Chief Executive Officer of RCS Capital;

Michael Weil Steps Down as Chief Executive Officer Effective Immediately, Remains on Board of Directors

NEW YORK, November 16, 2015 – RCS Capital Corporation (“RCS Capital” or the “Company”) (NYSE: RCAP) announced today operating results for the three and nine months ended September 30, 2015. Operating highlights are provided below. All per share results are expressed on a fully diluted basis.

“This was a transitional quarter as we continued to strategically reposition the Company to focus on our independent retail advice business, Cetera Financial Group (“CFG”), and strengthen our balance sheet and financial position,” said Mark Auerbach, Non-Executive Chairman RCS Capital. “While asset based revenues, including cash sweep and strategic partner revenues, and advisor retention remain strong within CFG, we continue to face a challenging overall environment characterized by volatility in the equity markets and historically low interest rates.”

Mr. Auerbach continued, “As we previously announced, the transition of RCS Capital to a retail-focused entity is underway and we view the developments announced over the past couple of weeks as incrementally positive. The additional cash and lender modifications will allow time for the Company to complete its work with Lazard in the exploration of options to raise additional capital and make asset divestitures. Additionally, the sale of Hatteras and the sale of the wholesale distribution division, including Realty Capital Securities and Strategic Capital, pursuant to the amended agreement, once consummated, will help further rationalize the business model to refocus the business as a Cetera-only organization, while the addition of Michael Conboy of Luxor Capital Group on our board brings a long-time stakeholder into a more active role. Finally, by granting the independent RCS Capital board members a proxy to vote the single outstanding Class B share, RCAP Holdings has cleared a path to the recapitalization process. As we look ahead, we are focused on our core retail business and recognize the earnings potential of Cetera Financial Group.”

1 3Q 2014 comparisons are on a pro forma basis

2 Based on trailing 12 month regrettable gross dealer concession

RCS Capital also announced that the Board of Directors has elected R. Lawrence “Larry” Roth as Chief Executive Officer of RCS Capital Corporation effective November 17, 2015. In conjunction with Mr. Roth, the executive committee will lead day to day operations of the business. The Company also announced that Michael Weil has stepped down as the Company’s Chief Executive Officer effective immediately and will remain as a member of the Board of Directors.

Highlights for the Third Quarter 2015

(Note: Includes only results from continuing operations which excludes RC Securities and American National Stock Transfer (“Transfer Agency”))

Revenue (GAAP): $589.6 million for the quarter, or $540.9 million, excluding $48.7 million non-cash revenue from fair market value accounting of embedded derivatives in securities issues in conjunction with the Cetera financing (non-GAAP), down 3.3% over the year-ago quarter primarily due to decreased investment banking revenue, offset by higher retail ticket charges based on higher trading volumes.

Net Income/(Loss) (GAAP): ($266.5) million for the quarter, or ($3.52) per fully diluted share

Adjusted Net Income: $10.6 million for the quarter, or $0.10 per fully diluted share

Adjusted EBITDA: $22.9 million for the quarter

Retail Advice Assets Under Administration: Up 6% from the year-ago quarter to $224.8 billion

Retail Advice Assets Under Management: Up 13% from the year-ago quarter to $45.4 billion3

Retail Advisors: 9,476 independent retail financial advisors as of September 30, 2015 servicing more than 2.5 million clients

Retail Advisor Retention: 96.4% advisor retention for the quarter2

Retail Advisor Recruitment: 254 financial advisors recruited representing $23.6 million in trailing 12-month GDC; $6.7 million in net recruited GDC2; GDC from advisors recruited in the third quarter 40% higher than GDC of advisors who left the platform2

Net Debt: Net secured debt decreased by $8 million during the quarter as a result of decreased cash and increased principle amortization payment

Cash4: $173.5 million of cash and equivalents at the end of the third quarter, inclusive of regulatory capital

Previously Announced Business Updates and Strategic Initiatives

Sale of Wholesale Division: The previously announced sale of the wholesale distribution division and certain related entities to an affiliate of Apollo was amended by mutual agreement. As amended, the Company agreed to sell the wholesale distribution business, including Realty Capital Securities and Strategic Capital, to Apollo for $6 million in cash, subject to certain purchase price adjustments, of which $5.0 million is the purchase price for Strategic Capital, and retain the transfer agent and transaction management businesses

Liquidity: Completed $27 million issuance of new senior unsecured promissory notes to provide incremental liquidity; $12 million issued to an affiliate of American Realty Capital; $15 million issued to affiliates of Luxor Capital Group

Loan Modifications: Company and lenders agreed to certain modifications to its senior secured credit facilities to provide covenant relief, including permission for the issuance of the senior unsecured promissory notes to affiliates of American Realty Capital and Luxor Capital Group, among other things

3 Internal / proprietary programs only, does not include third-party advisory platforms

4 Cash includes restricted cash, segregated under federal and other regulations and cash equivalents, and excludes discontinued operations

Sale of Hatteras Funds: Company entered into a non-binding letter of intent to sell Hatteras Liquid Alternative Platform to the Hatteras Funds management group for $5.5 million and the extinguishment of earn outs and deferred payments worth up to $20.8 million

Board Changes: Company announced changes to the Board of Directors: Luxor’s Michael Conboy joins board and executive committee effective immediately; Apollo’s Marc Rowan and Anthony Civale resigned effective November 6, 2015

Voting Rights: Independent Board members of RCS Capital given Proxy to vote the Class B share and Series D-1 preferred shares in connection with certain strategic initiatives and the recapitalization process; Company given right to purchase the Class B share for $1 until July 31, 2016 upon repayment or exchange of the senior unsecured promissory note held by an affiliate of American Realty Capital and the release of certain affiliates of American Realty Capital from their obligations under the Company’s secured credit facilities

Strategic Initiatives: Engaged Lazard to assist in the exploration of options to raise additional capital and to make asset divestitures

Retail Advice

•	9,476 independent financial advisors servicing more than 2.5 million clients nationwide

•	$224.8 billion Assets Under Administration, up 6% from the year-ago quarter

•	$45.4 billion Assets Under Management, up 13% from the year-ago quarter[4]

•	96.4% annualized advisor retention for the third quarter[2]

•	254 financial advisors recruited representing $23.6 million in trailing 12-month gross GDC

•	Net recruited GDC was $6.7 million, compared to $21.5 million in the prior quarter[2]

•	GDC from advisors recruited in the third quarter 40% higher than GDC of advisors who left the platform[2]

•	64.7% recurring revenue; 32.6% fee-based revenue compared to 62.9% and 31.4% in the prior quarter, respectively

Retail Advice revenue for the third quarter was $503.5 million, essentially flat compared to the year-ago quarter
(which did not include VSR and Girard) and down 4.8% compared to the prior quarter.

Adjusted EBITDA for the third quarter was $29.3 million, down 21.4% compared to the year-ago quarter and up 10.4% compared to the prior quarter. The quarter-over-quarter increase was primarily due to modestly higher asset based revenues including cash sweep and strategic partner revenues and lower conference expenses, offset by lower retail commission volumes.

Commission-Based revenue, which includes transactional commissions and trails, was $283.0 million for the third quarter, down 4.4% from the year ago quarter and down 6.7% from the prior quarter. The quarter-over-quarter decrease was primarily due to lower transaction volume, particularly within non-traded REITs, and other alternatives.

Advisory Fee and Services revenue, which includes client advisory fees and administrative fees, was $166.4 million for the third quarter, up 15.3% from the year-ago quarter and essentially flat from the prior quarter as advisory fees are generally billed in advance, reflecting asset levels at the beginning of the quarter.

Asset-Based Fee revenue, which includes strategic partner fees, cash sweep, and mutual fund networking fees, was $12.4 million for the third quarter, up 24.8% from the year-ago quarter and up 17.8% from the prior quarter, reflecting higher cash sweep and strategic partner asset-based revenues

Transaction-Based and Other revenue, was $41.7 million for the third quarter, down 23.2% from the year-ago quarter and down 14.5% from the prior quarter primarily due to a $6.2 million deferred compensation hedge adjustment. Excluding this adjustment, transaction-based and other revenues were down 1.6% from the prior quarter and down 13.6% from the year-ago quarter, which included a one-time accounting adjustment to move to a “gross” as opposed to “net” treatment for certain advisor fees.

Cetera Financial Group’s ending cash sweep balance for the third quarter was $8.4 billion, up 12% from the year-ago quarter and up 5% from the prior quarter.

“We believe Cetera Financial Group remains a strong franchise, and we are confident in our core business as we continue to see opportunities to gain market share and capitalize on the growing need for independent, high quality retail advice,” said R. Lawrence "Larry" Roth, Chief Executive Officer of Cetera Financial Group. “We have had continued success recruiting and retaining advisors as a result of the size, scale and resources we offer through our platform, and we remain optimistic on recruiting and advisor retention for the balance of 2015 as well as the coming year. Despite market headwinds, which included market volatility and a continuing low interest rate environment, we saw encouraging trends within the business as retention and net new asset trends remained strong. Moving forward, we are continuing to focus on driving growth in our advisory business, both through traditional and digital channels, particularly in response to pending industry reforms led by the Department of Labor. We expect to see continued earnings improvement within the Retail Advice division as our ongoing initiatives take hold while we continue to implement new cost management procedures to improve our bottom line performance.”

Wholesale Distribution

•	$868 million of equity capital raised for the third quarter[5]

o	$756 million in non-traded direct investment sales;

o	$112 million in liquid alternatives sales, including Hatteras Funds and other income funds

•	$3.5 billion equity capital raised year-to-date as of the end of October 2015[6]

Wholesale Distribution revenue for the third quarter was $21.6 million, on $756 million in total direct investment sales. Adjusted EBITDA for the third quarter was $1.8 million compared to $2.4 million in the year-ago-quarter and $0.7 million in the prior quarter, an improvement of $1.1 million over the prior quarter, primarily due to higher equity raised.6

Investment Banking and Capital Markets

(Note: Excludes results from Transfer Agency business which are included in Discontinued Operations for the third fiscal quarter; it is anticipated that results from the Transfer Agency business may not be accounted for as Discontinued Operations in future quarters in light of the amended and restated purchase agreement between the company and affiliates of Apollo)

Investment Banking and Capital Markets revenues were $9.2 million for the third quarter compared to $22.5 million for the year-ago quarter and $16.2 million in the prior quarter. Adjusted EBITDA for the third quarter was $0.1 million, compared to $14.6 million in the year-ago-quarter and $8.5 million in the prior quarter.

Performance within the Investment Banking and Capital Markets segment was as follows:

•	Investment Banking revenue was $0.9 million for the third quarter versus $7.0 million in the prior quarter driven primarily by lower investment banking advisory services due to the listing of Global Net Lease on the New York Stock Exchange in the second quarter.

•	Transaction Management revenue was $6.2 million for the third quarter versus $7.5 million in the prior quarter

Investment Management

•	Investment platform manages ten open-end mutual funds and three closed-end funds as of the end of the third quarter

•	Hatteras Funds Assets Under Management was $1.8 billion as of September 30, 2015, compared to $2.0 billion as of June 30, 2015

Investment Management Revenue and Adjusted EBITDA were $9.0 million and $0.1 million, respectively for the third quarter, compared to $17.0 million and $3.4 million for the year ago period and $12.3 million and $0.8 million for the prior quarter.

5 Equity raised includes Strategic Capital, Hatteras, and ARC Income Funds distributed through Realty Capital Securities

6 Wholesale Distribution revenue and EBITDA includes only Strategic Capital

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries including retail advice services, wholesale distribution, investment banking, capital markets, investment research, investment management and crowdfunding, RCS Capital's business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter

Financial and Operating Highlights

Third quarter 2015 results shown below are on an actual basis. In addition, RCS Capital reports certain non-GAAP financial metrics, including pro forma Adjusted EBITDA and Adjusted Net Income. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section and the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures.” RCS Capital uses a 40% tax rate to estimate the tax impact in its earnings. RCS Capital believes Adjusted Net Income remains a useful indicator of its performance. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our results of operations.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. The statements in this press release also include statements regarding the projections of RCS Capital that were based on estimates. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results. The projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. The estimates also reflect assumptions as to certain business decisions that are subject to change. This press release also contains estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate, that are based on industry publications and reports. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these projections. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. Actual results may differ materially from those contemplated by such forward-looking statements and projections due to certain factors, including RCS Capital’s ability to satisfy the NYSE minimum share price requirement and RCS Capital’s ability to successfully accomplish sufficient capital raising and asset divestitures to meet ongoing liquidity needs, and therefore the risk of continuing as a going concern. Additional factors that may affect future results are contained in RCS Capital’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K filed with the SEC on April 2, 2015, which are available at the SEC’s website at www.sec.gov. Further, forward-looking statements, estimates or projections speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements or estimates to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher	Brian D. Jones, CFO RCS Capital Corporation bjones@rcscapital.com
jkeehner@joelefrank.com	(646) 937-6903
msiddig@joelefrank.com
(212) 355-4449

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
RCS Capital Corporation
abackman@rcscapital.com
(917) 475-2135

RCS Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Retail commissions	$282,016	$292,473	$878,696	$543,458
Selling commissions	12,316	2,138	39,411	2,138
Dealer manager fees	5,557	1,106	17,743	1,106
Investment banking fees	768	12,911	12,671	65,695
Advisory and asset-based fees	178,715	152,839	512,749	283,357
Services revenue	8,994	10,144	27,962	26,699
Reimbursable expenses	150	369	675	6,703
Investment fee revenue	9,838	15,577	32,930	15,577
Transaction fees	48,077	50,706	149,149	86,133
Other revenue	43,150	(26,467)	104,010	32,378
Total revenues	589,581	511,796	1,775,996	1,063,244

Expenses:
Retail commissions and advisory	384,316	378,312	1,179,294	699,914
Wholesale commissions	11,401	2,138	36,880	2,138
Wholesale reallowance	2,065	343	6,432	343
Investment fee expense	6,753	8,682	24,839	8,682
Internal commissions, payroll and benefits	62,870	57,568	187,665	113,672
Conferences and seminars	2,903	3,671	16,824	9,140
Travel	2,949	2,672	9,356	5,416
Marketing and advertising	1,616	1,517	4,762	2,760
Professional fees	16,419	12,141	41,900	24,428
Data processing	9,730	8,185	25,850	15,368
Quarterly fee	-	-	-	1,677
Acquisition and related integration costs	4,176	842	11,832	14,105
Interest expense	21,204	17,939	58,249	30,868
Occupancy	7,153	6,108	21,445	13,045
Depreciation and amortization	25,236	25,275	83,634	42,727
Goodwill and intangible assets impairment charge	331,704	-	488,505	-
Clearing and exchange fees	12,102	6,664	33,083	13,771
Outperformance bonus	-	-	-	9,709
Change in fair value of contingent consideration	(22,990)	3,959	(73,357)	4,109
Other expenses	34,993	14,950	63,444	21,385
Total expenses	914,600	550,966	2,220,637	1,033,257
Income (loss) before taxes from continuing operations	(325,019)	(39,170)	(444,641)	29,987
Provision for (benefit from) income taxes	(58,481)	(6,872)	(104,579)	3,184
Net (loss) income from continuing operations	(266,538)	(32,298)	(340,062)	26,803
Discontinued operations
Income (loss) before taxes from discontinued operations	(31,419)	(468)	(52,437)	4,738
Provision for (benefit from) income taxes	(6,863)	(497)	(19,875)	3,189
Net (loss) income from discontinued operations	(24,556)	29	(32,562)	1,549
Net (loss) income	(291,094)	(32,269)	(372,624)	28,352
Less: net income (loss) attributable to non-controlling interests	(9,146)	-	(11,374)	9,120
Less: preferred dividends and deemed dividend	24,820	4,725	38,422	202,802
Net loss attributable to Class A common stockholders	$(306,768)	$(36,994)	$(399,672)	$(183,570)

Per Share Data
Net loss per share attributable to Class A common stockholders
Basic
Net loss from continuing operations	$(3.52)	$(0.59)	$(4.89)	$(4.19)
Net loss	$(3.83)	$(0.59)	$(5.32)	$(4.15)
Diluted
Net loss from continuing operations	$(3.52)	$(0.59)	$(5.10)	$(4.19)
Net loss	$(3.83)	$(0.59)	$(5.49)	$(4.15)

Weighted-average basic shares	80,135,509	62,906,270	75,123,655	44,388,158
Weighted-average diluted shares	80,135,509	62,906,270	84,235,507	44,388,158
Cash dividend declared per common share	$-	$-	$-	$0.36

RCS Capital Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

EBITDA and Adjusted EBITDA from continuing operations:
Net income (loss) from continuing operations (Non-GAAP)	$(266,538)	$(32,298)	$(340,062)	$26,803
Add back: Interest	21,204	17,939	58,249	30,868
Add back: Provision (benefit) for (from) income taxes	(58,481)	(6,872)	(104,579)	3,184
Add back: Depreciation and amortization expense	25,236	25,275	83,634	42,727
EBITDA (Non-GAAP)	$(278,579)	$4,044	$(302,758)	$103,582
Add back: Non-cash equity compensation(1)	3,221	3,760	8,860	10,458
Add back: Acquisition and integration related expenses(2)	9,070	6,908	25,353	21,698
Add back: Amortization of capitalized advisor compensation(3)	3,991	1,770	10,647	5,255
Add back: Change in contingent consideration(4)	(22,990)	3,959	(73,357)	4,109
Add back: Change in the fair value of embedded derivative contracts(5)	(48,663)	27,862	(105,056)	(30,590)
Add back: Goodwill and intangible assets impairment charge(6)	331,704	-	488,505	-
Add back: Professional fees(7)	2,962	3,044	12,939	4,031
Add back: Other(8)	22,147	2,207	25,497	13,195
Adjusted EBITDA from continuing operations (Non-GAAP)	$22,863	$53,554	$90,630	$131,738

EBITDA and Adjusted EBITDA from discontinued operations:
Net income (loss) from discontinued operations (Non-GAAP)	$(24,556)	$29	$(32,562)	$1,549
Add back: Interest	-	-	-	-
Add back: Provision (benefit) for (from) income taxes	(6,863)	(497)	(19,875)	3,189
Add back: Depreciation and amortization expense	21	51	124	147
EBITDA (Non-GAAP)	$(31,398)	$(417)	$(52,313)	$4,885
Add back: Non-cash equity compensation(1)	3,551	3,054	9,506	7,578
Add back: Acquisition and integration related expenses(2)	55	190	210	190
Add back: Impairment charge on assets held for sale	17,978	-	17,978	-
Add back: Amortization of capitalized advisor compensation(3)	-	-	-	-
Add back: Change in contingent consideration(4)	-	-	-	-
Add back: Change in the fair value of embedded derivative contracts(5)	-	-	-	-
Add back: Goodwill and intangible assets impairment charge(6)	-	-	-	-
Add back: Professional fees(7)	300	-	321	-
Add back: Other(8)	1,721	22	4,048	2,281
Adjusted EBITDA from discontinued operations (Non-GAAP)	$(7,793)	$2,849	$(20,250)	$14,934

RCS Capital Corporation and Subsidiaries

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss) from continuing operations (Non-GAAP)	$(266,538)	$(32,298)	$(340,062)	$26,803
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	2,631	3,061	6,641	8,539
Add back: Acquisition and integration related expenses	7,407	5,624	19,005	17,716
Add back: Amortization of capitalized advisor compensation	3,259	1,441	7,981	4,291
Add back: Change in contingent consideration	(18,776)	3,223	(54,988)	3,355
Add back: Change in the fair value of embedded derivative contracts	(39,743)	22,682	(78,750)	(24,977)
Add back: Goodwill and intangible assets impairment charge	270,903	-	366,183	-
Add back: Professional fees	2,419	2,478	9,699	3,291
Add back: Other	18,087	1,797	19,113	10,774
Total EBITDA Adjustments	246,187	40,306	294,884	22,989
Amortization of intangible assets	22,896	24,112	76,936	39,643
Adjusted net income from continuing operations (Non-GAAP)	$2,545	$32,120	$31,758	$89,435

Net income (loss) from discontinued operations (Non-GAAP)	$(24,556)	$29	$(32,562)	$1,549
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	2,900	2,486	7,126	6,187
Add back: Acquisition and integration related expenses	45	155	157	155
Add back: Impairment charge on assets held for sale	14,683	-	13,476	-
Add back: Amortization of capitalized advisor compensation	-	-	-	-
Add back: Change in contingent consideration	-	-	-	-
Add back: Change in the fair value of embedded derivative contracts	-	-	-	-
Add back: Goodwill and intangible assets impairment charge	-	-	-	-
Add back: Professional fees	245	-	241	-
Add back: Other	1,406	18	3,034	1,862
Total EBITDA Adjustments	19,279	2,659	24,036	8,204
Amortization of intangible assets	-	-	-	-
Adjusted net (loss) income from discontinued operations (Non-GAAP)	$(5,277)	$2,688	$(8,528)	$9,753

Average shares outstanding
Class A common stock	80,135,509	62,906,270	75,123,655	44,388,158
Class B common stock	-	-	-	3,604,395
Adjusted fully diluted shares (Non-GAAP)	80,135,509	62,906,270	75,123,655	47,992,553

Adjusted net income from continuing operations per adjusted share (Non-GAAP)	$0.03	$0.51	$0.42	$1.86

Adjusted net (loss) income from discontinued operations per adjusted share (Non-GAAP)	$(0.07)	$0.04	$(0.11)	$0.20

Effective tax rate used in the reconciliation of net income to adjusted net income	18.33%	18.59%	25.04%	18.35%

RCS Capital Corporation and Subsidiaries

Pro Forma Condensed Consolidated Statements of Operations

(unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Retail commissions	282,016	293,464	$878,696	$887,138
Selling commissions	12,316	7,265	39,411	82,923
Dealer manager fees	5,557	3,690	17,743	35,341
Investment banking fees	768	12,911	12,671	66,520
Advisory and asset-based fees	178,715	155,572	512,749	443,959
Transfer agency revenue	-	-	-	-
Services revenue	8,994	10,078	27,962	28,592
Reimbursable expenses	150	369	675	6,721
Investment fee revenue	9,838	15,577	32,930	39,045
Other	91,227	32,861	253,159	179,055
Total revenues	589,581	531,787	1,775,996	1,769,294

Expenses
Retail commissions and advisory	384,316	380,347	1,179,294	1,139,341
Wholesale commissions	11,401	7,265	36,880	82,923
Wholesale reallowance	2,065	1,324	6,432	14,783
Investment fee expense	6,753	8,687	24,839	24,074
Internal commissions, payroll and benefits	62,870	61,351	187,665	193,254
Conferences and seminars	2,903	3,859	16,824	9,819
Travel	2,949	2,960	9,356	6,537
Marketing and advertising	1,616	1,546	4,762	7,402
Professional fees	16,419	13,657	41,900	34,418
Data processing	9,730	8,104	25,850	23,863
Quarterly fee	-	-	-	8,298
Acquisition and related integration costs	4,176	842	11,832	34,820
Interest expense	21,204	17,939	58,249	55,198
Occupancy	7,153	6,302	21,445	17,321
Depreciation and amortization	25,236	27,729	83,634	83,707
Goodwill and intangible assets impairment charge	331,704	-	488,505	-
Clearing and exchange fees	12,102	6,667	33,083	13,377
Outperformance bonus	-	-	-	9,857
Change in fair value of contingent consideration	(22,990)	3,966	(73,357)	4,228
Other	34,993	20,862	63,444	49,988
Total expenses	914,600	573,407	2,220,637	1,813,208
Income (loss) before taxes from continuing operations	(325,019)	(41,620)	(444,641)	(43,914)
Provision for (benefit from) income taxes	(130,008)	(16,648)	(177,856)	(17,566)
Net (loss) income from continuing operations	(195,011)	(24,972)	(266,785)	(26,348)
Discontinued operations
Income (loss) from operations of discontinued operations	(31,419)	(440)	(52,437)	5,141
Benefit from income taxes	(12,568)	(176)	(20,975)	2,057
Net (loss) income on discontinued operations	(18,851)	(264)	(31,462)	3,085
Net (loss) income	$(213,862)	$(25,236)	$(298,247)	$(23,264)

RCS Capital Corporation and Subsidiaries

Reconciliation of Pro Forma GAAP to Non-GAAP ("Adjusted") Measures

(unaudited)

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

EBITDA and Adjusted EBITDA from continuing operations:
Net income (loss) from continuing operations (Non-GAAP)	$(195,011)	$(24,972)	$(266,785)	$(26,348)
Add back: Interest	21,204	17,939	58,249	55,198
Add back: Provision (benefit) for income taxes	(130,008)	(16,648)	(177,856)	(17,566)
Add back: Depreciation and amortization expense	25,236	27,729	83,634	82,429
EBITDA (Non-GAAP)	$(278,579)	$4,048	$(302,758)	$93,713
Add back: Non-cash equity compensation(1)	3,221	5,013	8,860	24,693
Add back: Acquisition and integration related expenses(2)	9,070	-	25,353	41,898
Add back: Amortization of capitalized advisor compensation(3)	3,991	1,770	10,647	10,036
Add back: Change in fair value of contingent consideration(4)	(22,990)	3,966	(73,357)	4,228
Add back: Change in the fair value of embedded derivative contracts(5)	(48,663)	27,862	(105,056)	(30,591)
Add back: Goodwill and intangible assets impairment charge(6)	331,704	-	488,505	-
Add back: Professional fees(7)	2,962	3,011	12,939	4,184
Add back: Other(8)	22,147	9,205	25,497	30,187

Adjusted EBITDA from continuing operations (Non-GAAP)	$22,863	$54,875	$90,630	$178,348

EBITDA and Adjusted EBITDA from discontinued operations:
Net income (loss) from discontinued operations (Non-GAAP)	(18,851)	$(264)	$(31,462)	$3,085
Add back: Interest	-	-	-	13
Add back: Provision (benefit) for income taxes	(12,568)	(176)	(20,975)	2,057
Add back: Depreciation and amortization expense	21	51	124	135
EBITDA (Non-GAAP)	$(31,398)	$(389)	$(52,313)	$5,290
Add back: Non-cash equity compensation(1)	3,551	3,054	9,506	9,379
Add back: Acquisition and integration related expenses(2)	55	190	210	190
Add back: Impairment charge on assets held for sale	17,978	-	17,978	-
Add back: Amortization of capitalized advisor compensation(3)	-	-	-	611
Add back: Change in fair value of contingent consideration(4)	-	-	-	-
Add back: Change in the fair value of embedded derivative contracts(5)	-	-	-	-
Add back: Goodwill and intangible assets impairment charge(6)	-	-	-	-
Add back: Professional fees(7)	300	-	321	-
Add back: Other(8)	1,721	22	4,048	(132)

Adjusted EBITDA from discontinued operations (Non-GAAP)	$(7,793)	$2,877	$(20,250)	$15,338

RCS Capital Corporation and Subsidiaries

Reconciliation of Pro Forma GAAP to Non-GAAP ("Adjusted") Measures

(unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss) from continuing operations (Non-GAAP)	$(195,011)	$(24,972)	$(266,785)	$(26,348)
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	1,932	3,008	5,316	14,816
Add back: Acquisition and integration related expenses	5,442	-	15,212	25,139
Add back: Amortization of capitalized advisor compensation	2,395	1,062	6,388	6,022
Add back: Change in fair value of contingent consideration	(13,794)	2,380	(44,014)	2,537
Add back: Change in the fair value of embedded derivative contracts	(29,197)	16,717	(63,033)	(18,355)
Add back: Goodwill and intangible assets impairment charge	199,022	-	293,103	-
Add back: Professional fees	1,777	1,807	7,763	2,511
Add back: Other	15,163	7,274	20,831	23,954
Total EBITDA Adjustments	182,740	32,248	241,566	56,624
Amortization of intangible assets	22,897	26,565	76,910	76,785
Adjusted net income from continuing operations (Non-GAAP)	$10,626	$33,841	$51,691	$107,061

Adjusted fully diluted shares (Non-GAAP)	110,938	88,678	100,652	87,628

Net loss (Income) per share (Non-GAAP)	$(1.76)	$(0.28)	$(2.65)	$(0.30)

EBITDA per adjusted share (Non-GAAP)	$(2.51)	$0.05	$(3.01)	$1.07

Adjusted EBITDA per adjusted share (Non-GAAP)	$0.21	$0.62	$0.90	$2.04

Adjusted net income per adjusted share (Non-GAAP)	$0.10	$0.38	$0.51	$1.22

Net income (loss) from discontinued operations (Non-GAAP)	$(18,851)	$(264)	$(31,462)	$3,085
After-tax EBITDA adjustments:
Add back: Non-cash equity compensation	2,131	1,832	5,704	5,627
Add back: Acquisition and integration related expenses	33	114	126	114
Add back: Impairment charge on assets held for sale	10,787	-	10,787	-
Add back: Amortization of capitalized advisor compensation	-	-	-	367
Add back: Change in fair value of contingent consideration	-	-	-	-
Add back: Change in the fair value of embedded derivative contracts	-	-	-	-
Add back: Goodwill and intangible assets impairment charge	-	-	-	-
Add back: Professional fees	180	-	192	-
Add back: Other	1,032	13	2,429	(79)
Total EBITDA Adjustments	14,163	1,959	19,238	6,029
Amortization of intangible assets	-	-	-	-
Adjusted net income from discontinued operations (Non-GAAP)	$(4,688)	$1,695	$(12,224)	$9,114

Adjusted fully diluted shares (Non-GAAP)	110,938	88,678	100,652	87,628

Net loss (Income) per share (Non-GAAP)	$(0.17)	$(0.00)	$(0.31)	$0.04

EBITDA per adjusted share (Non-GAAP)	$(0.28)	$(0.00)	$(0.52)	$0.06

Adjusted EBITDA per adjusted share (Non-GAAP)	$(0.07)	$0.03	$(0.20)	$0.18

Adjusted net income (loss) per adjusted share (Non-GAAP)	$(0.04)	$0.02	$(0.12)	$0.10

RCS Capital Corporation and Subsidiaries

Consolidated Statements of Financial Condition

(Unaudited)

(Dollars in thousands, except shares and par value amounts)

	September 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$153,426	$167,165
Cash and securities segregated under federal and other regulations	20,094	19,030
Available-for-sale securities	2,676	11,473
Trading securities	3,190	2,765
Accounts receivable	158,993	165,513
Prepaid expenses and other assets	91,377	85,892
Property and equipment (net of accumulated depreciation)	41,823	24,444
Deferred compensation plan investments	81,682	83,456
Notes receivable (net of allowance)	77,269	68,989
Deferred financing fees	35,159	27,808
Intangible assets (net of accumulated amortization)	1,059,301	1,243,525
Goodwill	237,054	519,361
Assets of businesses held for sale	13,242	49,161
Total assets	$1,975,286	$2,468,582

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Payable to customers	$14,973	$13,832
Commissions payable	106,447	100,996
Accrued expenses and accounts payable	125,861	85,170
Derivative contracts	781	81,032
Other liabilities	45,680	37,471
Deferred compensation plan accrued liabilities	82,067	84,963
Net deferred tax liability	149,340	266,202
Contingent and deferred consideration	66,714	145,430
Debt	784,696	804,411
Liabilities of businesses held for sale	17,931	13,786
Total liabilities	1,394,490	1,633,293

MEZZANINE EQUITY
11% Series B Preferred Stock $0.001 par value, 100,000,000 shares authorized, 5,800,000 issued and outstanding as of September 30, 2015, and December 31, 2014	157,204	146,700
7% Series C Convertible Preferred Stock $0.001 par value, 100,000,000 shares authorized, 4,400,000 issued and outstanding as of September 30, 2015, and December 31, 2014	116,422	111,288
11% Series D-1 Preferred Stock $0.001 par value, 100,000,000 shares authorized, 1,000,000 issued and outstanding as of September 30, 2015, and no shares authorized, issued or outstanding as of December 31, 2014	25,000	-
11% Series D-2 Preferred Stock $0.001 par value, 100,000,000 shares authorized, 500,000 issued and outstanding as of September 30, 2015, and no shares authorized, issued or outstanding as of December 31, 2014	12,500	-

STOCKHOLDERS' EQUITY
Class A common stock, $0.001 par value, 300,000,000 shares authorized, 85,473,352 issued and outstanding as of September 30, 2015, and 100,000,000 shares authorized, 70,571,540 issued and outstanding as of December 31, 2014	85	71
Class B common stock, $0.001 par value, 100,000,000 shares authorized, 1 issued and outstanding as of September 30, 2015, and December 31, 2014	-	-
Additional paid-in capital	788,395	723,113
Accumulated other comprehensive income (loss)	41	(120)
Retained deficit	(541,054)	(179,804)
Total stockholders' equity	247,467	543,260
Non-controlling interest	22,203	34,041
Total liabilities, mezzanine equity and equity	$1,975,286	$2,468,582

Non-GAAP Measures

We use EBITDA, adjusted EBITDA and adjusted net income, which are non-GAAP measures, as supplemental measures of our performance that are not required by, or presented in accordance with GAAP. None of the non-GAAP measures should be considered as an alternative to any other performance measure derived in accordance with GAAP. We use EBITDA, adjusted EBITDA and adjusted net income as an integral part of our report and planning processes and as one of the primary measures to, among other things:

•	monitor and evaluate the performance of our business operations;

•	facilitate management’s internal comparisons of the historical operating performance of our business operations;

•	facilitate management’s external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels;

•	analyze and evaluate financial and strategic planning decisions regarding future operating investments;

•	provide useful information to investors regarding financial and business trends related to our results of operations; and

•	plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

We define EBITDA as earnings before taxes, depreciation and amortization and interest. We define adjusted EBITDA as earnings before taxes, depreciation and amortization, interest, adjusted to exclude equity-based compensation, acquisition and related integration costs (including integration-related employee compensation and related costs), amortization of capitalized advisor costs, change in the fair value of contingent and deferred consideration, impairment charges for goodwill and intangible assets and other items.

We define adjusted net income as net income attributable to the Company (using the effective tax rate) and adjusted to exclude equity-based compensation, acquisition related expenses, amortization of capitalized advisor compensation, change in contingent and deferred consideration, amortization of intangible assets and other items.

We believe similarly titled, but not necessarily similarly comprised, measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA, adjusted EBITDA and adjusted net income and other similar metrics when reporting their financial results. Our presentation of EBITDA, adjusted EBITDA and adjusted net income should not be construed to imply that our future results will be unaffected by unusual or nonrecurring items.

The following table provides a reconciliation of net income (loss) attributable to us (GAAP) to our EBITDA (Non-GAAP) and adjusted EBITDA (Non-GAAP) for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2015	2014	2015	2014
EBITDA and Adjusted EBITDA from continuing operations:
Net income (loss) from continuing operations (GAAP)	$(266,538)	$(32,298)	$(340,062)	$26,803
Add back: Provision (benefit) for (from) income taxes	(58,481)	(6,872)	(104,579)	3,184
Add back: Depreciation and amortization expense	25,236	25,275	83,634	42,727
Add back: Interest expense	21,204	17,939	58,249	30,868
EBITDA (Non-GAAP)	(278,579)	4,044	(302,758)	103,582
Add back: Non-cash equity compensation(1)	3,221	3,760	8,860	10,458
Add back: Acquisition and related integration costs(2)	9,070	6,908	25,353	21,698
Add back: Amortization of capitalized advisor compensation(3)	3,991	1,770	10,647	5,255
Add back: Change in the fair value of contingent consideration(4)	(22,990)	3,959	(73,357)	4,109
Add back: Change in the fair value of embedded derivative contracts(5)	(48,663)	27,862	(105,056)	(30,590)
Add back: Goodwill and intangible assets impairment charge(6)	331,704	—	488,505	—
Add back: Professional Fees(7)	2,962	3,044	12,939	4,031
Add back: Other(8)	22,147	2,207	25,497	13,195
Adjusted EBITDA from continuing operations (Non-GAAP)	$22,863	$53,554	$90,630	$131,738

EBITDA and Adjusted EBITDA from discontinued operations:
Net income (loss) from discontinuing operations (GAAP)	$(24,556)	29	$(32,562)	$1,549
Add back: Provision (benefit) for (from) income taxes	(6,863)	(497)	(19,875)	3,189
Add back: Depreciation and amortization expense	21	51	124	147
Add back: Interest expense	—	—	—	—
EBITDA (Non-GAAP)	(31,398)	(417)	(52,313)	4,885
Add back: Non-cash equity compensation(1)	3,551	3,054	9,506	7,578
Add back: Acquisition and related integration costs(2)	55	190	210	190
Add back: Impairment reserve on assets held for sale	17,978	—	17,978	—
Add back: Amortization of capitalized advisor compensation(3)	—	—	—	—
Add back: Change in the fair value of contingent consideration(4)	—	—	—	—
Add back: Change in the fair value of embedded derivative contracts(5)	—	—	—	—
Add back: ARCP settlement	—	—	—	—
Add back: Goodwill and intangible assets impairment charge(6)	—	—	—	—
Add back: Professional Fees(7)	300	—	321	—
Add back: Other(8)	1,721	22	4,048	2,281
Adjusted EBITDA from discontinued operations (Non-GAAP)	$(7,793)	$2,849	$(20,250)	$14,934

(1) Includes compensation expense related to restricted stock and other equity grants, which are amortized over the vesting period.

(2) Includes accounting, legal, consulting and other professional fees incurred in connection with completed or terminated acquisitions and integration-related expenses, which include allocated compensation and related costs of officers and employees of the Company based on estimated time engaged in integration-related activities. Third party acquisition and integration-related expenses comprise $9.0 million and $23.7 million of the adjustment and allocated employee compensation and related costs comprise $0.1 million and $1.8 million of the adjustment in the three and nine months ended September 30, 2015, respectively. For the third and fourth quarters of quarters of 2014, third party acquisition and integration-related expenses comprise $3.7 million and $11.4 million of the adjustment and allocated employee compensation and related costs comprise $3.4 million and $1.8 million of the adjustment. Allocated employee compensation and related costs include employees that were employed prior to such acquisitions and we expect will continue their employment following the integration.

These officers and employees may continue in the employ of the Company after completion of the acquisition and integration-related activities, and their compensation and related costs generally were not affected by their acquisition and integration related activities. The Company believes that it was required to incur additional expenses by having third party professionals and service providers perform tasks on behalf of the Company that could not be performed by such officers and employees due to the fact they were actively involved in these acquisition and integration related activities.

(3) Consists of amortization of the principal amount of forgivable promissory notes from financial advisors.

(4) See Note 3 of our consolidated financial statements.

(5) See Note 10 of our consolidated financial statements.

(6) See Note 3 and 8 of our consolidated financial statements.

(7) Consists of fees for professional services that the Company believes are outside the normal course of business and not indicative of the Company’s ongoing operations, including legal costs for certain regulatory or internal examinations and investigations and certain litigations. The professional fees for the nine months ended September 30, 2015 also include matters relating to the Company’s retail business that arose in connection with activities of prior owners in which the Company no longer engages, which the Company believes are not part of its normal business operations, consisting of (i) $0.3 million for legal fees and losses relating to claims associated with sale by prior owners of interests in certain venture capital funds (an activity in which the Company is no longer engaged) and $1.6 million for losses from impermissible trading activities of one trader. For the third and fourth quarters of quarters of 2014, the Company included $3.0 million and $62.5 million, respectively, of professional fees that it believed were outside the normal course of business as part of Other.

(8) Includes for the three and nine months ended September 30, 2015, $0.0 million and $0.4 million, respectively, of fees payable to our independent auditors relating to the Company’s financial statements for 2014, which exceeded the original estimate. For the nine months ended September 30, 2015, Other also includes an additional $2.5 million of professional fees payable to our independent auditors for their year-end audit procedures resulting from complex accounting matters at the parent and additional substantive analyses, consultations and procedures at the parent and our broker-dealer subsidiaries related to financial reporting and Sarbanes-Oxley testing.

Also, includes $0.3 million of start-up costs for the three months ended September 30, 2015 and an additional $3.1 million for the nine months ended September 30, 2015 relating to the first quarter of 2015 relating to costs related to the development of new businesses ventures. These expenses consist of employee, travel and entertainment costs. For the third and fourth quarters of quarters of 2014, the Company included $2.0 million and $3.9 million, respectively, of start-up costs as part of Other.

Also includes for the nine months ended September 30, 2015, $0.1 million of costs incurred during the first quarter of 2015 for Sarbanes Oxley compliance relating to the establishment of systems required to meet certain Sarbanes Oxley requirements due to establishing systems for Sarbanes Oxley compliance with respect to acquired companies. The Company’s external Sarbanes Oxley accountants establish the fee attributable to Sarbanes Oxley compliance allocable to the Company and certain of its subsidiaries and the Company has estimated the percentage of such fees that relates to establishing the systems needed to satisfy Sarbanes Oxley requirements.

Includes for the three and nine months ended June 30, 2014, the OPP bonus.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items or other items discussed herein, some of which may be the same or different from those described above.

The following table provides a reconciliation of net income (loss) attributable to us (GAAP) to our adjusted net income (Non-GAAP) and adjusted earnings per share (Non-GAAP) for the three and nine months ended September 30, 2015 and 2014:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands, except per share data)	2015	2014	2015	2014
Net income (loss) from continuing operations (GAAP)	$(266,538)	$(32,298)	$(340,062)	$26,803
Adjusted net income (loss) adjustments:
Add back: Non-cash equity compensation(1)	2,631	3,061	6,641	8,539
Add back: Acquisition and related integration costs(2)	7,407	5,624	19,005	17,716
Add back: Amortization of capitalized advisor compensation(3)	3,259	1,441	7,981	4,291
Add back: Change in the fair value of contingent consideration(4)	(18,776)	3,223	(54,988)	3,355
Add back: Change in the fair value of embedded derivative contracts(5)	(39,743)	22,682	(78,750)	(24,977)
Add back: Goodwill and intangible assets impairment charge(6)	270,903	—	366,183	—
Add back: Professional Fees(7)	2,419	2,478	9,699	3,291
Add back: Other(8)	18,087	1,797	19,113	10,774
Total adjusted net income (loss) adjustments	246,187	40,306	294,884	22,989
Amortization of intangible assets(9)	22,896	24,112	76,936	39,643
Adjusted net income from continuing operations (Non-GAAP)	$2,545	$32,120	$31,758	$89,435

Net income (loss) from discontinued operations (GAAP)	$(24,556)	$29	$(32,562)	$1,549
Adjusted net income (loss) adjustments:
Add back: Non-cash equity compensation(1)	2,900	2,486	7,126	6,187
Add back: Acquisition and related integration costs(2)	45	155	157	155
Add back: Impairment reserve on assets held for sale	14,683	—	13,476	—
Add back: Amortization of capitalized advisor compensation(3)	—	—	—	—
Add back: Change in the fair value of contingent consideration(4)	—	—	—	—
Add back: Change in the fair value of embedded derivative contracts(5)	—	—	—	—
Add back: Goodwill and intangible assets impairment charge(6)	—	—	—	—
Add back: Professional Fees(7)	245	—	241	—
Add back: Other(8)	1,406	18	3,034	1,862
Total adjusted net income (loss) adjustments	19,279	2,659	24,034	8,204
Adjusted net (loss) income from discontinued operations (Non-GAAP)	$(5,277)	$2,688	$(8,528)	$9,753

Adjusted net income from continuing operations per adjusted share (Non-GAAP)	$0.03	$0.51	$0.42	$1.86
Adjusted net (loss) income from discontinued operations per adjusted share (Non-GAAP)	$(0.07)	$0.04	$(0.11)	$0.20
Adjusted share reconciliation:
Weighted-average basic shares (GAAP)	80,135,509	62,906,270	75,123,655	44,388,158
Weighted average of Class B common stock (January 1 to February 10, 2014)	—	—	—	3,604,395
Total adjusted weighted-average shares (GAAP and Non-GAAP, respectively)	80,135,509	62,906,270	75,123,655	47,992,553

Effective tax rate used in the reconciliation of net income to adjusted net income	18.33%	18.59%	25.04%	18.35%

(1-8) Refer to the footnotes under the EBITDA and adjusted EBITDA table.

(9) Amount is not tax effected.

The non-GAAP measures have limitations as analytical tools, and you should not consider any of these measures in isolation or as a substitute for analyses of our income or cash flows as reported under GAAP.

Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and

•	depreciation and amortization and impairment charges are non-cash expense items that are reflected in our statements of cash flows.

In addition, other companies in our industry may calculate these measures differently than we do, limiting their usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP measures only for supplemental purposes. Please see our consolidated financial statements and the related notes thereto.

The Bank Facilities and our convertible notes include covenants and other provisions based on a definition of EBITDA, which we refer to as “Covenant EBITDA,” that differs from the definition of EBITDA described above. Furthermore, our Series B Preferred Stock, our Series C Preferred Stock and Series D Preferred Stock also include covenants and other provisions based on a definition of EBITDA that differs from both the definition of EBITDA described above and Covenant EBITDA, which is defined in the Series B COD, Series C COD, and Series D COD as LTM, or last twelve months, Adjusted EBITDA.

Covenant EBITDA is used, among other things, in calculating the Leverage Ratio, First Lien Leverage Ratio, Secured Leverage Ratio and Fixed Charge Covenant Ratio, as defined in the Bank Facilities, in calculating similar ratios in the indenture governing the convertible notes. These ratios are used under both agreements as part of covenants relating to, among other things, incurrence of debt and payment of dividends and distributions.

Covenant EBITDA is only generally comparable to EBITDA and adjusted EBITDA. Under the Bank Facilities and the indenture governing the convertible notes, Covenant EBITDA is similar to EBITDA, subject to certain additional adjustments, including further adjustments to add back (i) equity-based compensation and other non-cash charges and extraordinary, nonrecurring or unusual losses or expenses; (ii) fees and expenses incurred in connection with equity issuances and debt incurrences, and certain fees and expenses incurred in connection with the financing of the acquisition of Cetera, the acquisitions of Cetera, Hatteras, ICH, Summit and J.P. Turner and Permitted Acquisitions (as defined in the Bank Facilities), which, in the aggregate (other than fees and expenses for the financing of the acquisition of Cetera and the recent acquisitions to the extent scheduled), do not exceed 10% of Covenant EBITDA for the relevant period; (iii) certain projected net cost savings and synergies related to the acquisitions of Cetera, Hatteras, ICH, Summit and J.P. Turner and the financing of the acquisition of Cetera based on actions to be taken within 18 months; and (iv) projected net cost savings and synergies related to other acquisitions and asset sales permitted under the credit agreement based on actions to be taken within 12 months, which, in the aggregate and prior to giving effect to such net cost savings and synergies, do not exceed 10% of Covenant EBITDA for the four quarters preceding the relevant determination date. The adjustments made to EBITDA to derive adjusted EBITDA are similar to the adjustments made to EBITDA to derive Covenant EBITDA, but there are also differences that could lead the results to not be comparable under certain circumstances, such as the differences in adjustments made to add back acquisition related expenses.

In addition, LTM Adjusted EBITDA is used as part of the covenants relating to incurrence of debt in the Series B COD, the Series C COD and the Series D COD. LTM Adjusted EBITDA is similar to EBITDA, subject to certain differences in the adjustments, including adjustments for employee share-based compensation expense, acquisition and integration related expenses and equity issuance and related offering costs. The adjustments made to EBITDA to derive adjusted EBITDA are similar to the adjustments made to EBITDA to derive LTM Adjusted EBITDA, but there are also differences that could lead the results to not be comparable under certain circumstances.

We also use Core Earnings, a non-GAAP measure, to calculate the incentive fee payable to RCS Capital Management under our services agreement. While Core Earnings includes certain adjustments for non-cash items, it is based on after-tax GAAP net income and also includes adjustments for items such as unrealized gains or losses recorded for the period and the payment of incentive fees. Accordingly, Core Earnings is not comparable to EBITDA or adjusted EBITDA.